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                                             Exhibit 99.4
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INTERNAL REVENUE SERVICE                     Department of the Treasury
                                             Internal Revenue Service
                                             300 North Los Angeles St.
District Director                            Rm 2058
                                             Los Angeles, Ca. 90012-3363

                                             Person to Contact:
Hotel Investors Trust                        Brian Casaly
11845 West Olympic Boulevard, Suite 550      Telephone Number:
Los Angeles, CA 90064                        213-894-4389
Attention: Jeffrey C. Lapin, President       Refer Reply To:
                                             E:QMS:TC
RE: Taxable Years 1991-1995                  Date:
EIN: 52-0901263
                                             Aug 16 1994
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Dear Mr. Lapin:

     On July 27, 1994, we met with your representatives to discuss Hotel Investors Trusts's (the Trust's) qualification to be taxed as a real estate investment trust ("REIT"), including its failure to send the shareholder demand letters required by Treas. Reg. Section 1.857-8(d) for its taxable years ended December 31, 1991 and December 31, 1992. This failure terminated the Trust's election to be taxed as a REIT for its taxable year ended December 31, 1991.


     The Internal Revenue Service has determined that the conditions set forth in Section 856(g)(4) of the Internal Revenue Code and Treas. Reg. Section 1.856-8(d) have been met and hereby waives the application of Section 856(g)(3) of the Internal Revenue Code and grants the Trust permission to re-elect to be taxed as a REIT for its taxable year ending December 31, 1995. The Trust is hereby directed to file amended federal income tax returns as a C corporation for its taxable years ended December 31, 1991 and December 31, 1992 and to file its federal income tax returns as a C Corporation for its taxable years ended December 31, 1993 and December 31, 1994.


     A copy of this letter should be attached to the Trust's Form 1120-REIT for its taxable year ending December 31, 1995.


                                          Sincerely,

                                    /s/  John M. Daley, Sr.
                                   ACTING District Director